Exhibit 10.3

EXECUTION VERSION

AMENDMENT NO. 14 TO LOAN FINANCING AND SERVICING AGREEMENT, dated as of December 28, 2021 (this “Amendment”), among Dunlap Funding LLC, a Delaware limited liability company (the “Borrower”) and Deutsche Bank AG, New York Branch, as facility agent (the “Facility Agent”) and as lender (the “Lender”).

WHEREAS, the Borrower, and Wells Fargo Bank, National Association, as collateral agent and collateral custodian (the “Collateral Agent”), the Lender and the Facility Agent are party to the Loan Financing and Servicing Agreement, dated as of December 2, 2014 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, the Borrower, the Facility Agent and the Lender have agreed to amend the Loan Agreement in accordance with Section 17.2 of the Loan Agreement and the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement.

ARTICLE II

SECTION 2.1. Amendments to Loan Agreement. As of the date of this Amendment, the Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan Agreement attached as Appendix A hereto.

ARTICLE III

Conditions to Effectiveness

SECTION 3.1. This Amendment shall become effective as of the date first written above upon:

(a) the execution and delivery of this Amendment by each party hereto; and

(b) the payment in full of all fees (including reasonable fees and out-of-pocket, documented expenses of counsel) due to the Lenders on or prior to the effective date of this Amendment.

ARTICLE IV

Representations and Warranties

SECTION 4.1. The Borrower hereby represents and warrants to the Facility Agent that, as of the date first written above, (i) no Facility Termination Event or Unmatured Facility Termination Event has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE V

Miscellaneous

SECTION 5.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3. Ratification. Except as expressly amended and waived hereby, the Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

SECTION 5.4. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature pages follow]

2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

DUNLAP FUNDING LLC, as Borrower

By:	/s/ William Goebel
Name: William Goebel
Title: Chief Financial Officer

[Signature Page to Fourteenth Amendment to LFSA]

DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent and Lenders

By:	/s/ Amit Patel
Name: Amit Patel Title: Managing Director

By:	/s/ Andrew Goldsmith
Name: Andrew Goldsmith
Title: Vice President

[Signature Page to Fourteenth Amendment to LFSA]

Appendix A

EXECUTION VERSION

CONFORMED THROUGH AMENDMENT #~~13~~14 DATED AS OF ~~10.08.21~~12.28.21

LOAN FINANCING AND SERVICING AGREEMENT

dated as of December 2, 2014

DUNLAP FUNDING LLC,

as Borrower

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

DEUTSCHE BANK AG, NEW YORK BRANCH,

as Facility Agent

THE OTHER AGENTS PARTIES HERETO,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Collateral Agent and as Collateral Custodian

LOAN FINANCING AND SERVICING AGREEMENT

THIS LOAN FINANCING AND SERVICING AGREEMENT is made and entered into as of December 2, 2014, among DUNLAP FUNDING LLC, a Delaware limited liability company (the “Borrower”), each LENDER (as hereinafter defined) FROM TIME TO TIME PARTY HERETO, the AGENTS for the Lender Groups (as hereinafter defined) from time to time parties hereto (each such party, in such capacity, together with their respective successors and permitted assigns in such capacity, an “Agent”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent and Collateral Custodian (each as hereinafter defined), and DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Facility Agent”).

RECITALS

WHEREAS, the Borrower desires that each Lender extend financing on the terms and conditions set forth herein; and

WHEREAS, each Lender desires to extend financing on the terms and conditions set forth herein.

NOW, THEREFORE, based upon the foregoing Recitals, the premises and the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

“1940 Act” means the Investment Company Act of 1940, as amended.

“Account” means the Unfunded Exposure Account, the Principal Collection Account and the Interest Collection Account, together with any sub-accounts deemed appropriate or necessary by the Securities Intermediary, for convenience in administering such accounts.

“Account Collateral” has the meaning set forth in Section 12.1(d).

“Account Control Agreement” means the Securities Account Control Agreement, dated as of the Effective Date, by and between the Borrower, as pledgor, the Collateral Agent on behalf of the Secured Parties, as secured party, and the Collateral Custodian, as Securities Intermediary.

~~“Accrual Period” means, with respect to any Distribution Date, the period from and including the previous Distribution Date (or, in the case of the first Distribution Date, from and including the Effective Date) through and including the day preceding such Distribution Date.~~

“AIFMD Law” means (a) the AIFMD and (b) any applicable law of a member state of the European Union implementing the AIFMD.

“Alternate Base Rate” means a fluctuating rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the highest of:

(a) the rate of interest announced publicly by DBNY in New York, New York, from time to time as DBNY’s base commercial lending rate;

(b) 1⁄2 of one percent above the Federal Funds Rate; and

(c) zero.

“Amount Available” means, with respect to any Distribution Date, the sum of (a) the amount of Collections with respect to the related Collection Period and any amounts paid into the Collection Account under any Hedging Agreement with respect to the ~~Accrual~~Collection Period ending on the ~~day~~Determination Date preceding such Distribution Date (excluding any Collections necessary to settle the acquisition of Eligible Collateral Obligations), plus (b) any investment income earned on amounts on deposit in the Collection Account since the immediately prior Distribution Date (or since the Effective Date in the case of the first Distribution Date), plus (c) any Repurchase Amounts deposited in the Collection Account with respect to the related Collection Period.

“Anti-Bribery and Corruption Laws” has the meaning set forth in Section 9.30(a). “Anti-Money Laundering Laws” has the meaning set forth in Section 9.29(b).

“Applicable Conversion Rate” means, with respect to Euros, GBPs, AUDs or CADs (x) for an actual currency exchange, the applicable currency-Dollar spot rate obtained by the Borrower through customary banking channels, including the Collateral Agent’s own banking facilities or (y) for all other purposes, the applicable currency-Dollar spot rate that appeared on the Bloomberg screen for such currency (i) if such date is a Determination Date, at the end of such day or (ii) otherwise, at the end of the immediately preceding Business Day.

“Applicable Exchange Rate” means with respect to any Collateral Obligation denominated and payable in Euros, GBPs, AUDs or CADs on any day, the lesser of (a) the applicable currency-Dollar spot rate used by the Borrower (as determined by the Investment Manager) to acquire such currency on the related Cut-Off Date and (b) the Applicable Conversion Rate for such currency.

“Applicable Interest Rate” means (a) with respect to any Collateral Obligation or any Advance denominated in CAD, the CDOR Rate, (b) with respect to any Collateral Obligation or any Advance denominated in AUD, the BBSW Rate, (c) with respect to any Collateral Obligation or any Advance denominated in Euros, the EURIBOR Rate, (d) with respect to any Collateral Obligation or any Advance denominated in GBP, the sum of (i) Daily Simple SONIA and (ii) the SONIA Adjustment (provided that if such sum is less than 0%, the Applicable Interest Rate determined pursuant to this clause (d) shall be deemed to be 0% for purposes of this Agreement), and (e) with respect to any other Collateral Obligation or any other Advance, the LIBOR Rate.

“Applicable Law” means for any Person all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Official Body applicable to such Person (including, without limitation, predatory and abusive lending laws, usury laws, the Federal Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z”, the Servicemembers Civil Relief Act of 2003 and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and all other consumer credit laws and equal credit opportunity and disclosure laws) and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Margin” means prior to the occurrence of any Facility Termination Event, (i) during the Revolving Period, ~~2.00~~1.85% per annum and (ii) thereafter, ~~2.10~~1.95% per annum; provided that, during any period while a Facility Termination Event has occurred and is continuing, the Applicable Margin otherwise in effect shall be increased by the addition thereto of 2.00% per annum.

“Applicable Time Zone” means (i) with respect to Dollar Advances and CAD Advances, New York City time, (ii) with respect to Euro Advances and GBP Advances, London time and (iii) with respect to AUD Advances, Sydney time.

“Appraised Value” means, with respect to any Asset Based Loan, the appraised value of the pro rata portion of the underlying collateral securing such Collateral Obligation as determined by an Approved Valuation Firm.

“Approval Notice” means, with respect to any Collateral Obligation, a copy of a notice executed by the Facility Agent in the form of Exhibit E, evidencing, among other things, the approval of the Facility Agent, in its sole discretion, of such Collateral Obligation, the applicable Eligible Currency and the applicable Discount Factor, the jurisdiction (if other than the United States or any State thereof) of the applicable Obligor, the loan type and lien priority, the Effective LTV, the Original Effective LTV and the Attaching Original Effective LTV (if such Collateral Obligation is an Asset Based Loan), the Original Leverage Multiple and the Attaching Leverage Multiple, other non-cash charges included in EBITDA and each other item listed in Section 6.2(h).

“Approved Appraisal Firm” means an independent third-party appraisal firm, including, Hilco Valuation Services, Gordon Brothers, Great American Group and Tiger Group and, any other independent nationally recognized third-party appraisal firm either (a) specified on the related Asset Approval Request and approved on the related Approval Notice or (b) selected by the Borrower and approved in writing by the Facility Agent (such approval not to be unreasonably withheld or delayed).

document supplementing, clarifying or otherwise relating to any of the foregoing, or (b) any accord, treaty, statute, law, rule, regulation, guideline or pronouncement (whether or not having the force of law) of any governmental authority implementing, furthering or complementing any of the principles set forth in the foregoing documents of strengthening capital and liquidity, in each case as from time to time amended, restated, supplemented or otherwise modified. Without limiting the generality of the foregoing, “Basel III Regulation” shall include Part 6 of the European Union regulation on prudential requirements for credit institutions and investment firms (the “CRR”) and any law, regulation, standard, guideline, directive or other publication supplementing or otherwise modifying the CRR.

“BBSW Rate” means, with respect to any ~~Accrual~~Collection Period, the greater of (a) 0 and (b) the average rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) applicable to bankers’ acceptances for a term equivalent to the ~~Accrual~~Collection Period appearing on the Bloomberg Professional Service (or any successor thereto) Bank Bill Swap Reference Bid Rate as of 10:00 a.m. (Sydney, Australia time), on the first day of such ~~Accrual~~Collection Period, or if such date is not a Business Day, then on the immediately preceding Business Day; provided, however, if such rate does not appear on the Bloomberg Professional Service (or any successor thereto) Bank Bill Swap Reference Bid Rate as contemplated, then the BBSW Rate on any date shall be calculated as the arithmetic mean of the rates of interest quoted as of 10:00 a.m. (Sydney, Australia time) on such day by the Facility Agent on the basis of the discount amount at which the Facility Agent is then offering to purchase AUD denominated bankers’ acceptances that have a comparable aggregate face amount to the Advances outstanding in AUD and the same term to maturity as such ~~Accrual~~Collection Period, or if such date is not a Business Day, then on the immediately preceding Business Day.

“Borrower” has the meaning set forth in the Preamble.

“Borrower Assigned Agreements” has the meaning set forth in Section 12.1(c).

“Borrowing Base” means, on any day of determination, (i) the product of the lower of (a) the Weighted Average Advance Rate and (b) the Maximum Portfolio Advance Rate multiplied by the Adjusted Aggregate Eligible Collateral Obligation Balance plus (ii) the equivalent in Dollars of the amount on deposit in the Principal Collection Account (as determined by the Investment Manager using the Applicable Conversion Rate) minus (iii) the Aggregate Unfunded Amount plus (iv) the equivalent in Dollars of the amount on deposit in the Unfunded Exposure Account (as determined by the Investment Manager using the Applicable Conversion Rate).

“Borrowing Base Condition” means, both before and after giving pro forma effect to any such distribution, (i) with respect to any distribution permitted under Sections 10.16(a)(A)(1) and 10.16(a)(A)(2), the Borrowing Base is greater than or equal to the Advances outstanding, and (ii) with respect to any distribution permitted under Section 10.16(a)(A)(3), the Borrowing Base is greater than or equal to 110% of the Advances outstanding.

“Business Day” means any day that is not (i) a Saturday or Sunday, (ii) any other day on which banking institutions in New York, New York or the city in which the offices of the Collateral Agent or Collateral Custodian are located are authorized or obligated by law, executive order or government decree to remain closed or (iii) if the applicable Business Day relates to the advance or continuation of, or payment of an Advance bearing interest at the Applicable Interest Rate or the determination of the Applicable Interest Rate, days on which banks are dealing in Dollar deposits in the interbank eurodollar market in London, England, Toronto, Canada or Sydney, Australia are closed. All references to any “day” or any particular day of any “calendar month” shall mean calendar day unless otherwise specified.

“CAD” means the lawful money of Canada.

“CAD Advance” means each Advance made in CAD.

“CAD Lender” means the Persons executing this Agreement (or an assignment hereof in accordance with Article XV) in the capacity of a “CAD Lender”.

“Capped Fees/Expenses” means, at any time, the Collateral Agent Fees and Expenses and Collateral Custodian Fees and Expenses such that the aggregate amount of such Collateral Agent Fees and Expenses and Collateral Custodian Fees and Expenses paid to the Collateral Agent or the Collateral Custodian under the Transaction Documents in any calendar year do not exceed the sum of (i) 0.03% per annum of the Aggregate Eligible Collateral Obligation Amount plus (ii) $200,000.

“CDOR Rate” means, with respect to any ~~Accrual~~Collection Period, the greater of (a) 0 and (b) the average rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) applicable to bankers’ acceptances for a term equivalent to the ~~Accrual~~Collection Period appearing on the Bloomberg Professional Service (or any successor thereto) Canadian Dealer Offered Rate as of 10:00 a.m. (Toronto time), on the first day of such ~~Accrual~~Collection Period, or if such date is not a Business Day, then on the immediately preceding Business Day; provided, however, if such rate does not appear on the Bloomberg Professional Service (or any successor thereto) Canadian Dealer Offered Rate as contemplated, then the CDOR Rate on any date shall be calculated as the arithmetic mean of the rates of interest quoted as of 10:00 a.m. (Toronto time) on such day by the Facility Agent on the basis of the discount amount at which the Facility Agent is then offering to purchase CAD denominated bankers’ acceptances that have a comparable aggregate face amount to the Advances outstanding in CAD and the same term to maturity as such ~~Accrual~~Collection Period, or if such date is not a Business Day, then on the immediately preceding Business Day.

“Change of Control” means the Equityholder shall no longer be the sole equityholder of the Borrower; provided, however, that ~~(i) a merger of FS Investment Corporation III with FS KKR Capital Corp. or other fundamental change transaction the result of which effectively combines the ownership and/or assets of FS Investment Corporation III and FS KKR Capital Corp. shall not constitute a Change of Control and (ii)~~ any publicly announced transaction or other series of transactions, the result of which is that the Borrower is a direct or indirect wholly-owned subsidiary of a business development company advised by a joint venture entity between (x) KKR Credit Advisors (US) LLC (and any successor entity thereto) or its Affiliate and (y) Franklin Square Holdings, L.P. (and any successor entity thereto) or its Affiliate, shall not constitute a Change of Control.

“Code” means the Internal Revenue Code of 1986, as amended.

by another Person on the Obligor’s behalf in respect of such Collateral Obligation, and (iv) any other document included by the Investment Manager on the related Document Checklist.

“Collateral Obligation Schedule” means the list of Collateral Obligations set forth on Schedule 3, as the same may be updated by the Borrower (or the Investment Manager on behalf of the Borrower) from time to time.

“Collateral Quality Tests” means, collectively or individually as the case may be, the Minimum Diversity Test, the Minimum Weighted Average Spread Test and the Maximum Weighted Average Life Test.

“Collection Account” means, collectively, the Principal Collection Account and the Interest Collection Account.

“Collection Period” means, with respect to the first Distribution Date, the period from and including the Effective Date to and including the Determination Date preceding the first Distribution Date; and thereafter, the period from but excluding the Determination Date preceding the previous Distribution Date to and including the Determination Date preceding the current Distribution Date.

“Collections” means the sum of all Interest Collections and all Principal Collections received with respect to the Collateral.

“Commitment” means, for each Committed Lender, (a) prior to the Facility Termination Date, the commitment of such Committed Lender to make Advances to the Borrower in an amount not to exceed, in the aggregate, the amount set forth opposite such Committed Lender’s name on Annex B or pursuant to the assignment executed by such Committed Lender and its assignee(s) and delivered pursuant to Article XV (as such Commitment may be reduced as set forth in Section 2.5), and (b) on and after the earlier to occur of (i) Facility Termination Date and (ii) the end of the Revolving Period, such Committed Lender’s pro rata share of all Advances outstanding.

“Committed Lenders” means, for any Lender Group, the Persons executing this Agreement in the capacity of a “Committed Lender” for such Lender Group (or an assignment hereof) in accordance with the terms of this Agreement.

“Competitor” means (a) any Person primarily engaged in the business of private investment management as a business development company, mezzanine fund, private debt fund, hedge fund or private equity fund, which is in direct or indirect competition with the Borrower, the Investment Manager, the advisor of the Investment Manager, or any Affiliate thereof that is an investment advisor, (b) any Person controlled by, or controlling, or under common control with, a Person referred to in clause (a) above, or (c) any Person for which a Person referred to in clause (a) above serves as an investment advisor with discretionary investment authority.

“Corporate Facility” means the Second Amended and Restated Senior Secured Revolving Credit Agreement, dated as of December 23, 2020 (as amended, supplemented, amended and restated or otherwise modified from time to time”), among FS KKR Capital Corp., a Maryland corporation (including as successor by merger of FSK Capital Corp. II, the “Borrower”), the Lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and ING Capital LLC, as Collateral Agent, or any such successor or replacement parent loan facility.

“Corporate Trust Office” means the applicable designated corporate trust office of the Collateral Agent or the Collateral Custodian, as applicable, specified on Annex A, or such other address within the United States as it may designate from time to time by notice to the Facility Agent.

“Cut-Off Date” means, with respect to each Collateral Obligation, the date such Collateral Obligation becomes a part of the Collateral.

“Daily Simple SONIA” means, for any day, SONIA for the day that is the fifth Business Day in London England prior to (A) if the relevant date of such setting is a Business Day in London England, such date of setting or (B) if the relevant date of such setting is not a Business Day in London England, the Business Day in London England immediately preceding such date of setting; provided that, if the Facility Agent decides that any such convention is not administratively feasible for the Facility Agent, then the Facility Agent may establish another convention with the consent of the Borrower (not to be unreasonably withheld).

“DBNY” means Deutsche Bank AG, New York Branch, and its successors.

“Defaulted Collateral Obligation” means any Collateral Obligation as to which any one of the following events has occurred:

(a) any Scheduled Collateral Obligation Payment or part thereof is unpaid more than 2 Business Days beyond the grace period (if any) permitted by the related Underlying Instrument;

(b) an Insolvency Event occurs with respect to the Obligor thereof;

(c) the Investment Manager or the Borrower has actual knowledge of a default as to the payment of principal and/or interest that has occurred and continues for more than two Business Days on another loan or other debt obligation of the same Obligor that is (a) senior or pari passu in right of payment to such Collateral Obligation, (b) either a full recourse obligation of the Obligor or secured by the same collateral securing such Collateral Obligation and (c) in an amount (whether separately or in the aggregate) in excess of $250,000;

(d) a Responsible Officer of the Investment Manager or the Borrower has received written notice or has actual knowledge that a default has occurred under the Underlying Instruments, any applicable grace period has expired and the holders of such Collateral Obligation have accelerated the repayment of such Collateral Obligation (but only until such default is cured or waived) in the manner provided in the Underlying Instruments;

(e) with respect to any Related Collateral Obligation, (i) the Equityholder or any of its subsidiaries fails to comply with any funding obligation under such Variable Funding Asset, and (ii) the Equityholder fails to notify the Facility Agent prior to such failure to fund and any foreclosure or strict sale or other disposition initiated by a secured creditor in furtherance of its security interest, and (d) subject to customary qualifications for instruments similar to such Collateral Obligation, to commercial banks, financial institutions, offshore and other funds (in each case, including transfer permitted by operation of the Uniform Commercial Code);

(v) the proceeds of such Loan will not be used to finance activities of the type engaged in by businesses classified under NAICS Codes 2361 (Residential Building Construction), 2362 (Nonresidential Building Construction), 2371 (Utility System Construction), or 2372 (Land Subdivision); and

(w) the Related Security for such Collateral Obligation is primarily located in the United States or an Eligible Jurisdiction.

“Eligible Currency” means AUDs, CADs, Dollars, Euros and GBPs.

“Eligible Jurisdiction” means Australia, Canada, Cayman Islands, Germany, Ireland, Luxembourg, New Zealand, Sweden, Switzerland, The Netherlands, the United Kingdom and the United States.

“Eligible Obligor” means, on any day, any Obligor that (i) is a business organization (and not a natural person) that is duly organized and validly existing under the laws of, the United States or any State thereof (or any other Eligible Jurisdiction), (ii) is a legal operating entity or holding company, (iii) is not an Official Body and (iv) is not an Affiliate of, or controlled by, the Borrower, the Investment Manager or the Equityholder.

“Enterprise Value Loan” means any Loan that is not an Asset Based Loan. “Environmental Laws” means any and all foreign, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or any other Official Body, relating to the protection of human health or the environment, including requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. § 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300, et seq.), the Environmental Protection Agency’s regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and the rules and regulations thereunder, each as amended or supplemented from time to time.

“Equityholder” means FS ~~Investment Corporation III~~KKR Capital Corp., a Maryland corporation, together with its permitted successors and assigns.

“Equity Security” means any asset that is not a First Lien Loan, a Second Lien Loan, a an Unsecured Loan, a Permitted Investment, a Senior Secured Bond or an Unsecured Bond.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

“EURIBOR Rate” means, with respect to any ~~Accrual~~Collection Period, the greater of (a) 0 and (b) the rate per annum shown by the Reuters Screen (or any applicable successor page) that displays an average European Money Markets Institute Settlement Rate for deposits in Euros for a period equal to such ~~Accrual~~Collection Period as of 11:00 a.m., Brussels time, two Business Days prior to the first day of such ~~Accrual~~Collection Period; provided, that in the event no such rate is shown, the EURIBOR Rate shall be the rate per annum based on the rates at which Euro deposits for a period equal to such ~~Accrual~~Collection Period are displayed on page “EURIBOR” of the Reuters Screen (or any applicable successor page) for the purpose of displaying Euro interbank offered rates of major banks as of 11:00 a.m., Brussels time, two Business Days prior to the first day of such ~~Accrual~~Collection Period (it being understood that if at least two such rates appear on such page, the rate will be the arithmetic mean of such displayed rates); provided, further, that in the event fewer than two such rates are displayed, or if no such rate is relevant, the EURIBOR Rate shall be a rate per annum at which deposits in Euros are offered by the principal office of the Facility Agent in Brussels, Belgium to prime banks in the euro interbank market at 11:00 a.m. (Brussels time) two Business Days before the first day of such ~~Accrual~~Collection Period for delivery on such first day and for a period equal to such ~~Accrual~~Collection Period.

“Euro”, “Euros”, “euro” and “€” mean the lawful currency of the Member States of the European Union that have adopted and retain the single currency in accordance with the treaty establishing the European Community, as amended from time to time; provided, that if any member state or states ceases to have such single currency as its lawful currency (such member state(s) being the “Exiting State(s)”), such term shall mean the single currency adopted and retained as the lawful currency of the remaining member states and shall not include any successor currency introduced by the Exiting State(s).

“Euro Advance” means each Advance made in Euros.

“Euro Lender” means the Persons executing this Agreement (or an assignment hereof in accordance with ~~Article XV~~) in the capacity of a “Euro Lender”.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Exceptions” has the meaning set forth in Section 18.4(b).

“Excess Concentration Amount” means, as of the most recent Measurement Date (and after giving effect to all Collateral Obligations to be purchased or sold by the Borrower on such date), the sum, without duplication, of the following amounts, in each case multiplied by the Discount Factor applicable to each such individual Collateral Obligation:

(a) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are First Lien Last Out Loans, Second Lien Loans, Unsecured Loans or Unsecured Bonds over ~~30~~15% of the Excess Concentration Measure; provided, that the sum of the Principal Balances of all Collateral Obligations that are Unsecured Loans or Unsecured Bonds shall not exceed ~~17.5~~10% of the Excess Concentration Measure;

(b) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are obligations of any single Obligor (other than an Obligor described in the following proviso) over 5% of the Excess Concentration Measure; provided, that (x) the sum of the Principal Balances of all Collateral Obligations that are obligations of any Obligor that represents Principal Balances in excess of all other single Obligors may be up to 10% of the Excess Concentration Measure and (y) the sums of the Principal Balances of all Collateral Obligations that are obligations of any three Obligors (other than the Obligor specified in clause (x)) that represent Principal Balances in excess of all other single Obligors (other than the Obligor specified in clause (x)) may be up to 7.5% of the Excess Concentration Measure;

(c) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations in any single Moody’s Industry Classification (other than the Moody’s Industry Classifications described in the following proviso) over 15% of the Excess Concentration Measure; provided, that (i) the sum of the Principal Balances of all Collateral Obligations that are obligations of Obligors in the largest Moody’s Industry Classification may be up to 22.5% of the Excess Concentration Measure, (ii) the sum of the Principal Balances of all Collateral Obligations that are obligations of Obligors (other than any Obligor specified in clause (i)) in any two Moody’s Industry Classifications in excess of all other Moody’s Industry Classifications may be up to 20% of the Excess Concentration Measure, (iii) the sum of the Principal Balances of all Collateral Obligations that are obligations of Obligors (other than any Obligor specified in clause (i) and (ii)) in any one Moody’s Industry Classification in excess of all other Moody’s Industry Classifications may be up to 17.5% of the Excess Concentration Measure, (iv) the sum of the Principal Balances of all Collateral Obligations that are obligations of Obligors in the “Utilities: Oil & Gas”, “Corp-Energy: Oil & Gas” and “Corp-Metals & Mining” Moody’s Industry Classifications may be up to 10% of the Excess Concentration Measure and (v) the sum of the Principal Balances of all Collateral Obligations that are obligations of Obligors in the “Corp-Retail” Moody’s Industry Classifications may be up to 15% of the Excess Concentration Measure;

(d) the excess, if any, of the sum of the Principal Balances of all Loans that are Fixed Rate Collateral Obligations that are not subject to a qualifying Hedging Agreement pursuant to Section 10.6 over (i) if the Interest Spread Test is not satisfied, 10% or (ii) if the Interest Spread Test is satisfied, 15% of the Excess Concentration Measure;

(f) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations which have an Obligor organized in country other than the United States over 40% of the Excess Concentration Measure; provided that, (x) the sum of the Principal Balances of all Collateral Obligations which have an Obligor organized in Europe or the United Kingdom may be up to 25% of the Excess Concentration Measure and (y) the sum of the Principal Balances of all Collateral Obligations which have an Obligor organized in Australia may be up to 10% of the Excess Concentration Measure;

“Fitch” means Fitch Ratings, Inc., Fitch Ratings Ltd. and their subsidiaries, including Derivative Fitch Inc. and Derivative Fitch Ltd. and any successor thereto.

“Fixed Rate Collateral Obligation” means any Collateral Obligation that bears a fixed rate of interest.

“Foreign Currency Advance Amount” means, on any Measurement Date, the sum of (a) the equivalent in Dollars of the aggregate principal amount of all Advances denominated in Euros outstanding on such date, as determined by the Investment Manager using the Applicable Conversion Rate plus (b) the equivalent in Dollars of the aggregate principal amount of all Advances denominated in GBPs outstanding on such date, as determined by the Investment Manager using the Applicable Conversion Rate, plus (c) the equivalent in Dollars of the aggregate principal amount of all Advances denominated in AUDs outstanding on such date, as determined by the Investment Manager using the Applicable Conversion Rate, plus (d) the equivalent in Dollars of the aggregate principal amount of all Advances denominated in CADs outstanding on such date, as determined by the Investment Manager using the Applicable Conversion Rate, in each case after giving effect to all repayments of Advances and the making of new Advances on such date.

“Foreign Currency Sublimit” means, on any Measurement Date and with respect to any Eligible Currency (other than Dollars), a Dollar amount equal to the lesser of (a) the sum of each AUD Lender’s, CAD Lender’s, Euro Lender’s or GBP Lender’s, as applicable, Pro Rata Percentage of the Advances outstanding and (b) 30% of the Facility Amount on such date; provided, that on any Measurement Date and with respect to Euros and GBPs, a Dollar amount equal to the lesser of (x) the sum of each Euro Lender’s and GBP Lender’s, as applicable, Pro Rata Percentage of the Advances outstanding, as determined by the Investment Manager using the Applicable Conversion Rate and (y) 25.0% of the Facility Amount on such date.

“Foreign Lender” means a Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Code.

“Fourteenth Amendment Effective Date” means December 28, 2021.

“FRS Board” means the Board of Governors of the Federal Reserve System and, as applicable, the staff thereof.

“Fundamental Amendment” means any amendment, modification, waiver or supplement of or to this Agreement that would have a material and adverse effect on any Lender and (a) increase or extend the term of the Commitments (other than an increase in the Commitment of another Lender or the addition of a new Lender) or change the Facility Termination Date, (b) extend the date fixed for the payment of principal of or interest on any Advance or any fee hereunder, in each case owing to such Lender, (c) reduce the amount of any such payment of principal or interest owing to such Lender, (d) reduce the rate at which interest is payable to such Lender or any fee is payable hereunder to such Lender, excluding in each case, any such reduction as a result of a full or partial waiver of interest or fees accruing at a default rate imposed during a Facility Termination Event or a result of a waiver of a Facility Termination Event), (e) release any material portion of the Collateral, except in connection with dispositions hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or such Person shall admit in writing its inability to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Instrument” has the meaning given such term in the UCC.

“Interest Collections” means, with respect to the Collateral following the applicable Cut-Off Date, (i) all payments and collections owing to the Borrower in its capacity as lender and attributable to interest on any Collateral Obligation or other Collateral, including scheduled payments of interest and payments of interest relating to principal prepayments, all guaranty payments attributable to interest and proceeds of any liquidations, sales, dispositions or securitizations attributable to interest on such Collateral Obligation or other Collateral, (ii) any commitment, ticking, upfront, underwriting, origination or amendment fees received in respect of any Collateral Obligation (including any proceeds received by the Borrower as a result of exercising any Warrant Asset at any time), (iii) all payments received by the Borrower pursuant to any Hedging Agreement that is an interest rate cap transaction and (iv) the earnings on Interest Collections in the Collection Account that are invested in Permitted Investments, in each case other than Retained Interests.

“Interest Collection Account” means the collective reference to the segregated, non-interest bearing securities accounts (within the meaning of Section 8-501 of the UCC) created and maintained on the books and records of the Securities Intermediary identified as interest collection accounts and, in each case, (x) is in the name of the Borrower or the applicable Permitted Subsidiary, subject to the Lien of the Collateral Agent for the benefit of the Secured Parties, (y) includes any and all sub-accounts and (z) is established and maintained pursuant to Section 8.1(a).

“Interest Rate” means, for any ~~Accrual~~Collection Period and any Lender, a rate per annum equal to the sum of (a) the Applicable Margin and (b) the Base Rate for such ~~Accrual~~Collection Period and such Lender.

“Interest Spread Test” means a test that will be satisfied on any day if the excess of Weighted Average Coupon minus the Applicable Spread is not less than 2.00%.

“Investment Management Agreement” means the Investment Management Agreement, dated as of the date hereof, by and between the Investment Manager and the Borrower.

“Investment Management Standard” means, with respect to any Collateral Obligations, to service and administer such Collateral Obligations on behalf of the Secured Parties in accordance with Applicable Law, the terms of the Transaction Documents, all customary and usual servicing practices for loans like the Collateral Obligations and, to the extent consistent with the foregoing, (i) with reasonable care, using a degree of skill and diligence not less than that with which the Borrower or Investment Manager, as applicable, services and administers loans for its own account or for the account of its Affiliates having similar lending objectives and restrictions, and (ii) to the extent not inconsistent with clause (i), in a manner consistent with the customary standards, policies and procedures followed by institutional managers of national standing relating to assets of the nature and character of the Collateral Obligations and without regard to any relationship that the Investment Manager or any Affiliate thereof may have with any Obligor or any Affiliate of any Obligor.

“Investment Manager” means initially FS ~~Investment Corporation III~~KKR Capital Corp., a Maryland corporation or any successor investment manager appointed pursuant to this Agreement.

“Investment Manager Event of Default” means the occurrence of one of the following events:

(a) any failure by the Investment Manager to deposit or credit, or to deliver for deposit, in the Collection Account any amount required hereunder to be so deposited, credited or delivered or to make any required distributions therefrom;

(b) failure on the part of the Investment Manager duly to observe or to perform in any respect any other covenant or agreement of the Investment Manager set forth in the Investment Management Agreement which failure continues unremedied for a period of 30 days (if such failure can be remedied) after the date on which written notice of such failure shall have been given to the Investment Manager by the Borrower, the Collateral Agent or the Facility Agent (with a copy to each Agent);

(c) the occurrence of an Insolvency Event with respect to the Investment Manager;

(d) any representation, warranty or statement of the Investment Manager made in the Investment Management Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect as of the time when the same shall have been made (i) which incorrect representation, warranty or statement has a material and adverse effect on (1) the validity, enforceability or collectability of the Investment Management Agreement or any other Transaction Document or (2) the rights and remedies of any Secured Party with respect to matters arising under this Agreement or any other Transaction Document, and (ii) within 30 days after written notice thereof shall have been given to the Investment Manager by the Borrower, the Collateral Agent or the Facility Agent, the circumstance or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured;

(e) a Facility Termination Event occurs;

(f) the failure of the Investment Manager to make any payment when due (after giving effect to any related grace period) under one or more agreements for borrowed money to which it is a party in an aggregate amount in excess of $2,500,000, individually or in the aggregate; or (ii) the occurrence of any event or condition that has resulted in or permits the acceleration of such recourse debt, whether or not waived;

(g) the rendering against the Investment Manager of one or more final, non-appealable judgments, decrees or orders for the payment of money in excess of $2,500,000, individually or in the aggregate, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than sixty (60) consecutive days without a stay of execution;

(h) a Change of Control occurs;

(i) the Equityholder ceases to be a “business development company” within the meaning of the 1940 Act;

(j) a “cause event” (as defined in Section 11(a) of the Investment Management Agreement) occurs; or

(k) either FS ~~Investment Corporation III~~KKR Capital Corp. is terminated as, removed from being, or otherwise ceases to be the Investment Manager (including by reason of any failure to renew the term of the Investment Management Agreement), or FS/KKR Advisor, LLC ceases to be the investment advisor to the Investment Manager in each case, for a period of 30 consecutive days; provided, however, that ~~(i) a merger of FS Investment Corporation III with FS KKR Capital Corp. or other fundamental change transaction the result of which effectively combines the ownership and/or assets of FS Investment Corporation III and FS KKR Capital Corp. and (ii),~~ any publicly announced other transaction or series of transactions, the result of which is that the Borrower is a direct or indirect wholly-owned subsidiary of a business development company advised by a joint venture entity between (x) KKR Credit Advisors (US) LLC (and any successor entity thereto) or its Affiliate and (y) Franklin Square Holdings, L.P. (and any successor entity thereto) or its Affiliate, shall not constitute an Investment Manager Event of Default

“IRS” means the United States Internal Revenue Service.

“Lender” means each Committed Lender and each Dollar Lender, each Euro Lender, each CAD Lender, each AUD Lender and each GBP Lender, in each case as the context may require.

“Lender Group” means each Lender and related Agent from time to time party hereto. “Leverage Multiple” means, with respect to any Collateral Obligation for the most recent relevant period of time for which the Borrower has received the financial statements of the relevant Obligor, the ratio of (i) Indebtedness of the relevant Obligor (other than Indebtedness of such Obligor that is junior in terms of payment or lien subordination (including unsecured Indebtedness) to Indebtedness of such Obligor held by the Borrower) less unrestricted cash of the relevant Obligor to (ii) EBITDA of such Obligor (as such calculation may be updated in connection with a modification of such Collateral Obligation described in clause (j) of the definition of “Material Modification”).

“LIBOR Rate” means, with respect to any ~~Accrual~~Collection Period, the greater of (a) 0% and (b) the rate per annum shown by the BLOOMBERG PROFESSIONAL Service as the London interbank offered rate for deposits in Dollars for a period equal to such ~~Accrual~~Collection Period as of 11:00 a.m., London time, two (2) Business Days prior to the first day of such ~~Accrual~~Collection Period; provided that, in the event no such rate is shown, the LIBOR Rate shall be the rate per annum based on the rates at which deposits in Dollars for a period equal to such ~~Accrual~~Collection Period are displayed on page “LIBOR” of the Reuters Monitor Money Rates Service or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks as of 11:00 a.m., London time, two (2) Business Days prior to the first day of such ~~Accrual~~Collection Period (it being understood that if at least two such rates appear on such page, the rate will be the arithmetic mean of such displayed rates); provided, further, that in the event fewer than two such rates are displayed, or if no such rate is relevant, the LIBOR Rate shall be a rate per annum at which deposits in Dollars are offered by the principal office of the Facility Agent in London, the United Kingdom to prime banks in the London interbank market at 11:00 a.m. (London time) two (2) Business Days before the first day of such ~~Accrual~~Collection Period for delivery on such first day and for a period equal to such ~~Accrual~~Collection Period.

“Lien” means any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics’ liens and any liens that attach by operation of law.

“Loan” means any commercial loan, bond or note.

“Majority Lenders” means, at any time, Required Lenders; provided that, in addition to the foregoing, if there are more than two (2) Lenders at such time, at least two (2) Lenders shall be required to constitute “Majority Lenders”.

“Make-Whole Fee” means a fee equal to the positive difference (if any) of (x) the product of (1) the Applicable Margin multiplied by (2) the average daily Facility Amount during the related ~~Accrual~~Collection Period multiplied by (3) 75% minus (y) the product of (1) the Applicable Margin multiplied by (2) the daily average Advances funded by the Lenders during such ~~Accrual~~Collection Period minus (z) the Undrawn Fee accrued during such ~~Accrual~~Collection Period with respect to the amount of the unutilized Commitment for which a Make-Whole Fee is owing pursuant to the foregoing clauses (x) and (y).

“Margin Stock” means “Margin Stock” as defined under Regulation U issued by the FRS Board.

“Material Adverse Effect” means a material adverse effect on: (a) the assets, operations, properties, financial condition, or business of the Borrower or the Investment Manager; (b) the ability of the Borrower or the Investment Manager to perform its obligations under this Agreement or any of the other Transaction Documents; (c) the validity or enforceability of this Agreement, any of the other Transaction Documents, or the rights and remedies of the Secured Parties hereunder or thereunder taken as a whole; or (d) the aggregate value of the Collateral or on the collateral assignments and Liens granted by the Borrower in this Agreement.

Underlying Instruments and (iv) as to agented Loans, Liens in favor of the agent on behalf of all the lenders of the related Obligor.

“Permitted Working Capital Facility” means, in respect of an Obligor and a Collateral Obligation, a working capital facility incurred by the relevant Obligor that (a) has an aggregate commitment equal to not more than 15% of the sum of (i) the aggregate commitment amount of such working capital facility, (ii) the aggregate commitment amount of such Collateral Obligation and (iii) the aggregate commitment amount of any other debt that is pari passu with, or senior to, such Collateral Obligation less unrestricted cash; (b) has a ratio of the aggregate commitment amount of such working capital facility to EBITDA of such Obligor (determined on the date such Collateral Obligation is acquired or proposed to be acquired) is not greater than 1.0x; (c) is not contractually or structurally senior to such Collateral Obligation; and (d) is secured primarily by inventory and account receivables.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

“Prepayment Fee” means if the Facility Amount is permanently reduced in whole or in part prior to the ~~second year anniversary~~end of the ~~Thirteenth Amendment Effective Date~~Revolving Period, the Borrower shall pay to each applicable Lender Group a nonrefundable fee equal to the product of (a) the amount of each such permanent reduction in the aggregate amount of the Commitments of such Lender Group multiplied by (b)~~(1) from the Thirteenth Amendment Effective Date until and excluding the twelve-month anniversary of the Thirteenth Amendment Effective Date, 1.50%, (2) from the twelve-month anniversary of the Thirteenth Amendment Effective Date until and excluding the eighteen-month anniversary of the Thirteenth Amendment Effective Date, 0.75%,~~ 1.0%; provided that no Prepayment Fee will apply if such reduction is made from proceeds of any of (~~3~~x) ~~from~~ the ~~eighteen-month anniversary of the Thirteenth Amendment Effective Date until and excluding the twenty-four-month anniversary of the Thirteenth Amendment Effective Date, 0.5% and~~Corporate Facility, (~~4~~y) ~~thereafter, 0.0%~~an unsecured capital markets transaction or (z) an on-balance sheet CLO.

“Prepayment Notice” has the meaning set forth in Section 2.4(b).

“Primary IM Fee” means with respect to any Distribution Date, the fee payable to the Investment Manager or successor investment manager (as applicable) for services rendered during the related Collection Period, which shall be equal to one-fourth of the product of (i) the Primary IM Fee Percentage multiplied by (ii) the average of the values of the aggregate Collateral Obligation Amount of the Eligible Collateral Obligations on the first day and the last day of the related Collection Period. For the avoidance of doubt, the Investment Manager may waive or defer the payment of any Primary IM Fee in its sole discretion.

“Primary IM Fee Percentage” means 0.45%.

“Principal Balance” means with respect to any Collateral Obligation and as of any date, the lower of (x) the Purchase Price paid by the Borrower for such Collateral Obligation and (y) the Dollar equivalent of the outstanding principal balance of such Collateral Obligation (if such quarterly, that in each case has an adverse effect on the ability of the Investment Manager or the Facility Agent (as determined by the Facility Agent in its reasonable discretion) to make any determinations or calculations required hereunder; provided, however, that the Borrower (or the Investment Manager on its behalf) may, on a single occasion (or any other additional occasions approved by the Facility Agent in its sole discretion) with respect to any Obligor, grant an extension of up to 30 days for the delivery of such financial statements by such Obligor;

(g) with respect to any Enterprise Value Loan, the Leverage Multiple with respect to such Collateral Obligation increases by 1x or more over the Original Leverage Multiple with respect to such Collateral Obligation; provided that each subsequent increase of an additional 1x over the applicable Original Leverage Multiple shall be an additional Revaluation Event;

(h) with respect to any Asset Based Loan, (A) the Borrower fails (or fails to cause the Obligor to) retain either an Approved Appraisal Firm or an Approved Valuation Firm to re-calculate the Appraised Value of (x) with respect to any such Asset Based Loan that has intellectual property, equipment or real property, as the case may be, in its borrowing base, the collateral securing such Asset Based Loan that at least once every twelve (12) months that such Loan is included in the Collateral (subject to a 30 day grace period with respect to any such review) and (y) with respect to all other Asset Based Loans included in the Collateral, the collateral securing such Loan at least once every six (6) months that such Loan is included in the Collateral (subject to a 30 day grace period with respect to any such review) or (B) the Borrower (or the related Obligor, as applicable) changes the Approved Appraisal Firm or Approved Valuation Firm, as applicable, with respect to any Asset Based Loan that or the related Approved Appraisal Firm or Approved Valuation Firm changes the metric for valuing the collateral of such Loan, each without the written approval of the Facility Agent;

(j) with respect to any Asset Based Loan, the Effective LTV of such Collateral Obligation increases by more than an amount equal to 15% of the Original Effective LTV of such Collateral Obligation; provided that each subsequent increase of an additional 15% over the applicable Original Effective LTV shall be an additional Revaluation Event;

(k) if such Collateral Obligation is rated by either S&P or Moody’s and is not a DIP Loan, such Collateral Obligation has (x) a ~~public~~ rating by Standard & Poor’s of “CCC-” or below~~, or “SD”~~ or (y) a Moody’s probability of default rating (as published by Moody’s) of “~~D~~Caa3 ” or ~~“LD”~~below or, in each case, had such ratings before they were withdrawn by Standard & Poor’s or Moody’s, as applicable; or

(l) the Investment Manager or the Borrower has actual knowledge that such Collateral Obligation is pari passu or junior in right of payment as to the payment of principal and/or interest to another debt obligation of the same issuer which has (i) a public rating by Standard & Poor’s of “CC” or below, or “SD” or (ii) a Moody’s probability of default rating (as published by Moody’s) of “D” or “LD”, and in each case such other debt obligation remains outstanding (provided that both the Collateral Obligation and such other debt obligation are full recourse obligations of the applicable Obligor).

“Revolving Loan” means a Collateral Obligation that specifies a maximum aggregate amount that can be borrowed by the related Obligor and permits such Obligor to re-borrow any amount previously borrowed and subsequently repaid during the term of such Collateral Obligation.

“Revolving Period” means the period of time starting on the Effective Date and ending on the earliest to occur of (i) February 26, ~~2022~~2023 (if such date is not a Business Day, the next Business Day) or, if such date is extended pursuant to Section 2.6, the date mutually agreed upon by the Borrower and each Agent, (ii) the date on which the Facility Amount is terminated in full pursuant to Section 2.5 or (iii) the termination of the Revolving Period pursuant to Section 13.2.

“Sale Agreement” means the Sale and Contribution Agreement, dated as of the date hereof, by and between the Equityholder, as seller, and the Borrower, as purchaser.

“Sanctioned Countries” has the meaning set forth in Section 9.29(a). “Sanctions” has the meaning set forth in Section 9.29(a).

“Schedule of Collateral Obligations” means the list or lists of Collateral Obligations attached to each Asset Approval Request. Each such schedule shall identify the assets that will become Collateral Obligations, shall set forth such information with respect to each such Collateral Obligation as the Borrower or the Facility Agent may reasonably require and shall supplement any such schedules attached to previously-delivered Asset Approval Requests.

“Scheduled Collateral Obligation Payment” means each periodic installment payable by an Obligor under a Collateral Obligation for principal and/or interest in accordance with the terms of the related Underlying Instrument.

“Second Lien Loan” means any Loan that (i) is not (and that by its terms is not permitted to become) subordinate in right of payment to any other obligation of the related Obligor other than a First Lien Loan with respect to the liquidation of such Obligor or the collateral for such Loan and (ii) is secured by a valid second priority perfected Lien to or on specified collateral securing the related Obligor’s obligations under the Loan, which Lien is not subordinate to the Lien securing any other debt for borrowed money other than a First Lien Loan on such specified collateral (subject to Liens permitted under the applicable Underlying Instrument that are reasonable for similar loans and, if permitted to secure borrowed money in excess of $500,000 and rank in priority senior to or pari passu with such Second Lien Loan, whether individually or in the aggregate, are set forth on the related Asset Approval Request).

“Secondary IM Fee” means with respect to any Distribution Date, the fee payable to the Investment Manager or successor investment manager (as applicable) for services rendered during the related Collection Period, which shall be equal to one-fourth of the product of (i) the Secondary IM Fee Percentage multiplied by (ii) the average of the values of the aggregate Collateral Obligation Amount of the Eligible Collateral Obligations on the first day and the last day of the related Collection Period. For the avoidance of doubt, the Investment Manager may waive or defer the payment of any Secondary IM Fee in its sole discretion.

“Secondary IM Fee Percentage” means 0.30%.

Section 2.7 Calculation of Discount Factor.

(a) In connection with the purchase of each Collateral Obligation and prior to such Collateral Obligation being purchased by the Borrower and included in the Collateral, the Facility Agent will assign (in its sole discretion) a Discount Factor for such Collateral Obligation.

(b) If, but only if, a Revaluation Event occurs with respect to any Collateral Obligation, the Discount Factor of such Collateral Obligation may be amended by the Facility Agent, in its sole discretion, subject to the Investment Manager’s dispute rights set forth in this Section 2.7(b). The Facility Agent will provide written notice of the revised Discount Factor to the Borrower, the Collateral Agent and the Investment Manager. The Collateral Agent shall forward a copy of such notice to each Agent. To the extent the Investment Manager has actual knowledge or, pursuant to the terms of the applicable Underlying Instruments, has received notice of any Revaluation Event with respect to any Collateral Obligation, the Investment Manager shall give prompt notice thereof to the Facility Agent and the Collateral Agent (but, in any event, not longer than two Business Days after it receives notice or gains actual knowledge thereof). The Collateral Agent shall forward a copy of such notice to each Agent. So long as (i) the then-current Leverage Multiple with respect to the Collateral Obligation subject to such Revaluation Event is no more than 2.00x higher than the related Original Leverage Multiple, (ii) such Collateral Obligation was not previously subject to a Revaluation Event and (iii) such Collateral Obligation is not a Defaulted Collateral Obligation pursuant to clause (a) or (b) of the definition thereof, the Investment Manager may dispute the Discount Factor determined by the Facility Agent and at the expense of the Borrower shall retain an Approved Valuation Firm to determine the Discount Factor no later than sixty (60) days after the date of such initial determination by the Facility Agent (any such determination not to exceed the least of (x) the Purchase Price paid by the Borrower for such Collateral Obligation, (y) the outstanding Principal Balance of such Collateral Obligation and (z) any Discount Factor or haircut (including due to synthetic tranching) that the Facility Agent assigned pursuant to Section 2.7(a) or otherwise in the related Approval Notice). If the Facility Agent disputes the Discount Factor determined by the Borrower’s Approved Valuation Firm in good faith based on its reasonable judgment, the Facility Agent may at the expense of the Borrower elect to retain a different Approved Valuation Firm to determine the Discount Factor in accordance with the Valuation Standard. In either case, the Discount Factor determined by the Facility Agent shall apply during the process of any such dispute. Any determination by any Approved Valuation Firm of the Discount Factor after a Revaluation Event shall be re-calculated every six (6) months after the date of such initial determination until the Borrower provides notice pursuant to clause (d) below that such Revaluation Event is no longer continuing. If any additional Revaluation Event occurs with respect to any Collateral Obligation, the Discount Factor of such Collateral Obligation may be amended by the Facility Agent, in its sole discretion and there shall be no right to dispute such determination. In the event more than one Discount Factor has been determined by Approved Valuation Firms for any Collateral Obligation in accordance with this clause (b), the Discount Factor for such Collateral Obligation shall be recalculated by the Facility Agent as the average of the valuations provided by all such Approved Valuation Firms (such determination not to exceed the least of (x) the Purchase Price paid by the Borrower for such Collateral Obligation, (y) the outstanding Principal Balance of such Collateral Obligation and (z) any Discount Factor or haircut (including due to synthetic tranching) that the Facility Agent assigned pursuant to Section 2.7(a) or otherwise in the related Approval Notice).

(c) The Facility Agent will provide written notice of each revised Discount Factor to the Borrower, the Investment Manager, each Agent and the Collateral Agent.

(d) Upon notice from the Borrower to the Facility Agent that a Revaluation Event has been cured, the Facility Agent, in its sole discretion, shall revise the Discount Factor to revert to the Discount Factor prevailing immediately prior to the occurrence of the relevant Revaluation Event if the Facility Agent, in its reasonable discretion, is satisfied that such Revaluation Event has been cured.

Section 2.8 Increase in Facility Amount. The Borrower may, with the prior written consent of the Facility Agent (which consent may be conditioned on one or more conditions precedent in its sole discretion), (i) increase the Commitment of the existing Lender Groups (pro rata) with the consent of each such Lender Group, (ii) subject to Section 15.4(b), add additional Lender Groups and/or (iii) increase the Commitment of any Lender Group with the consent of such Lender Group, in each case which shall increase the Facility Amount by the amount of the increased or new Commitment of each such existing or additional Lender Group; provided that the Facility Amount may be increased to $750,000,000 with the consent of solely the Facility Agent and the Lender Group increasing its Commitment. Each increase in the Facility Amount pursuant to clause (i) above shall be allocated to each participating Lender Group pro rata based on their Commitments immediately prior to giving effect to such increase. Notwithstanding the foregoing, no such increase shall be permitted without the prior written consent of DBNY if, after giving effect to any such increase, DBNY’s Commitment will no longer be at least 51% of the Facility Amount.

ARTICLE III

YIELD, UNDRAWN FEE, ETC.

Section 3.1 Yield and Undrawn Fee. (a) The Borrower hereby promises to pay, on the dates specified in Section 3.2, Yield on the unpaid principal amount of each Advance (or each portion thereof) for the period commencing on the applicable Advance Date until such Advance is paid in full. No provision of this Agreement or the Notes shall require the payment or permit the collection of Yield in excess of the maximum permitted by Applicable Law.

(b) The Borrower shall pay the Undrawn Fee on the dates specified in Section 3.2.

Section 3.2 Yield Distribution Dates. Yield accrued on each Advance (including any previously accrued and unpaid Yield) and Undrawn Fee (as applicable) shall be payable, without duplication:

(a) on the Facility Termination Date;

(b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Advance; and

(c) on each Distribution Date.

Section 3.3 Yield Calculation. Each Note shall bear interest on each day during each ~~Accrual~~Collection Period at a rate per annum equal to the product of (a) the Interest Rate for such ~~Accrual~~Collection Period multiplied by (b) the outstanding Advances attributable to such Note on such day. All Yield shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such Yield is payable over a year comprised of 360 days (other than Yield accruing by the reference rate set forth in clause (a) of the definition of Alternate Base Rate, which shall be computed over a year comprised of 365/366 days and with respect to GBP Advances, AUD Advances and CAD Advances 365 days).

Section 3.4 Computation of Yield, Fees, Etc. Each Agent (on behalf of its respective Lender Group) and the Facility Agent shall determine the applicable Yield and all Fees to be paid by the Borrower on each Distribution Date for the related ~~Accrual~~Collection Period and shall advise the Collateral Agent thereof in writing no later than the ~~Determination Date immediately~~eighth (8th) Business Day prior to such Distribution Date. Such reporting may also include an accounting of any amounts due and payable pursuant to Sections 4.3 and 5.1.

ARTICLE IV

PAYMENTS; TAXES

Section 4.1 Making of Payments. Subject to, and in accordance with, the provisions hereof, all payments of principal of or Yield on the Advances and other amounts due to the Lenders shall be made pursuant to Section 8.3(a) by no later than 3:00 p.m., in the Applicable Time Zone, on the day when due in the Eligible Currency in immediately available funds. Payments received by any Lender or Agent after 3:00 p.m., in the Applicable Time Zone, on any day will be deemed to have been received by such Lender or Agent on its next following Business Day. Each Agent shall allocate to the Lenders in its Lender Group each payment in respect of the Advances received by such Agent as provided by Section 8.3 or Section 2.4. Payments in reduction of the principal amount of the Advances shall be allocated and applied to Lenders pro rata based on their respective portions of such Advances, or in any such case in such other proportions as each affected Lender may agree upon in writing from time to time with such Agent and the Borrower. Payments of Yield and Undrawn Fee shall be allocated and applied to Lenders pro rata based upon the respective amounts of interest and fees due and payable to them.

Section 4.2 Due Date Extension. If any payment of principal or Yield with respect to any Advance falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day, and additional Yield shall accrue and be payable for the period of such extension at the rate applicable to such Advance.

imposition of a Lien on the Collateral under Section 430 of the Code or Section 303(k) or 4068 of ERISA.

(f) Compliance with Collateral Obligations and Investment Management Standard. The Borrower shall cause the Investment Manager to, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by the Investment Manager under any Collateral Obligations (except, in the case of a successor Investment Manager, such material provisions, covenants and other provisions shall only include those provisions relating to the collection and managing the Collateral Obligations to the extent such obligations are set forth in a document included in the related Collateral Obligation File) and shall comply with the Investment Management Standard in all material respects with respect to all Collateral Obligations.

(g) Maintain Records of Collateral Obligations. The Borrower shall cause the Investment Manager to, at its own cost and expense, maintain reasonably satisfactory and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. The Borrower shall cause the Investment Manager to maintain its computer systems so that, from and after the time of sale of any Collateral Obligation to the Borrower, the Investment Manager’s master computer records (including any back-up archives) that refer to such Collateral Obligation shall indicate the interest of the Borrower and the Facility Agent in such Collateral Obligation and that such Collateral Obligation is owned by the Borrower and has been pledged to the Facility Agent for the benefit of the Secured Parties pursuant to this Agreement.

(h) Liens. The Borrower shall not permit the Investment Manager to create, incur, assume or permit to exist any Lien on or with respect to any of its rights under any of the Transaction Documents, whether with respect to the Collateral Obligations or any other Collateral other than Permitted Liens.

(i) Mergers. The Borrower shall not permit the Investment Manager to directly or indirectly, by operation of law or otherwise, merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or acquire, any Person, except that the Investment Manager shall be permitted to merge with any entity so long as the Investment Manager remains the surviving corporation of such merger and such merger does not result in a Change of Control; provided, however, that ~~(i) a merger of FS Investment Corporation III with FS KKR Capital Corp. or other fundamental change transaction the result of which effectively combines the ownership and/or assets of FS Investment Corporation III and FS KKR Capital Corp. and (ii),~~ any publicly announced other transaction or series of transactions, the result of which is that the Borrower is a direct or indirect wholly-owned subsidiary of a business development company advised by a joint venture entity between (x) KKR Credit Advisors (US) LLC (and any successor entity thereto) or its Affiliate and (y) Franklin Square Holdings, L.P. (and any successor entity thereto) or its Affiliate, shall be permitted hereunder, with the surviving entity becoming the Equityholder for purposes of this Agreement and the other Transaction Documents, and the parties hereto agree for the benefit of the Investment Manager that such merger or fundamental change transaction shall be permitted under the Sale Agreement and the Investment Management

(d) The Equityholder may, from time to time in its sole discretion (x) deposit amounts into the Principal Collection Account and/or (y) transfer Eligible Collateral Obligations as equity contributions to the Borrower. All such amounts will be included in each applicable compliance calculation under this Agreement, including, without limitation, calculation of the Borrowing Base and the Minimum Equity Condition.

Section 8.2 Excluded Amounts. The Borrower may cause the Investment Manager to direct the Collateral Agent and the Securities Intermediary to withdraw from the applicable Account and pay to the Person entitled thereto any amounts credited thereto constituting Excluded Amounts if the Investment Manager has, prior to such withdrawal and consent, delivered to the Facility Agent and the Collateral Agent a report setting forth the calculation of such Excluded Amounts in form and substance reasonably satisfactory to the Facility Agent, which report shall include a brief description of the facts and circumstances supporting such request and designate a date for the payment of such reimbursement, which date shall not be earlier than two (2) Business Days following delivery of such notice.

Section 8.3 Distributions, Reinvestment and Dividends. (a) On each Distribution Date, the Collateral Agent shall distribute from the Collection Account, in accordance with the applicable Monthly Report prepared by the Collateral Agent and approved by the Facility Agent pursuant to Section 8.5, the Amount Available for such Distribution Date in the following order of priority:

(A) FIRST, to the payment of taxes and governmental fees owing by the Borrower, if any, which expenses shall not exceed $100,000 on any Distribution Date;

(B) SECOND, to the Collateral Agent and the Collateral Custodian, any accrued and unpaid Collateral Agent Fees and Expenses and Collateral Custodian Fees and Expenses for the related Collection Period pursuant to the Collateral Agent and Collateral Custodian Fee Letter, which expenses shall not exceed the amount of the Capped Fees/Expenses;

(C) THIRD, to the Investment Manager (unless waived or deferred in whole or in part by the Investment Manager), any fees of the Investment Manager in an aggregate amount not to exceed the amount of any accrued and unpaid Primary IM Fee for the related Collection Period;

(D) FOURTH, pro rata, based on the amounts owed to such Persons under this Section 8.3(a)(D), (A) to the Lenders, an amount equal to the Yield on the Advances accrued during the ~~Accrual~~Collection Period with respect to such Distribution Date (and any Yield with respect to any prior ~~Accrual~~Collection Period to the extent not paid on a prior Distribution Date), (B) to the Facility Agent and the Agents on behalf of their respective Lenders, all accrued and unpaid Fees due to the Lenders, the Agents and the Facility Agent and (C) to the Hedge Counterparties, any amounts owed for the current and prior Distribution

(k) either (i) the Borrower shall become required to register as an “investment company” within the meaning of the 1940 Act or the arrangements contemplated by the Transaction Documents shall require registration as an “investment company” within the meaning of the 1940 Act or (ii) FS ~~Investment Corporation III~~KKR Capital Corp. ceases to be a “business development company” within the meaning of the 1940 Act;

(l) failure on the part of the Borrower or the Investment Manager to (i) make any payment or deposit (including, without limitation, with respect to bifurcation and remittance of Principal Collections and Interest Collections or any other payment or deposit required to be made by the terms of the Transaction Documents, including, without limitation, to any Secured Party, Affected Person or Indemnified Party) required by the terms of any Transaction Document in accordance with Section 7.3(b) and Section 10.10 or (ii) otherwise observe or perform any covenant, agreement or obligation with respect to the management and distribution of funds received with respect to the Collateral;

(m) (i) failure of the Borrower to maintain at least one Independent Manager or (ii) the removal of any Independent Manager without cause or prior written notice to the Facility Agent and each Agent (in each case as required by the organization documents of the Borrower); provided that, in the case of each of clauses (i) and (ii), the Borrower shall have five (5) Business Days to replace any Independent Manager upon the death or incapacitation of the current Independent Manager;

(n) the Borrower makes any assignment or attempted assignment of its respective rights or obligations under this Agreement or any other Transaction Document without first obtaining the specific written consent of the Majority Lender, which consent may be withheld in the exercise of its sole and absolute discretion;

(o) any court shall render a final, non-appealable judgment against the Borrower or the Investment Manager (i) in an amount in excess of $250,000 (or, with respect to the Investment Manager, $1,000,000) which shall not be satisfactorily stayed, discharged, vacated, set aside or satisfied within 60 days of the making thereof or (ii) for which the Facility Agent shall not have received evidence satisfactory to it that an insurance provider for the Borrower or the Investment Manager, as applicable, has agreed to satisfy such judgment in full subject to any deductibles not exceeding $250,000 (or, with respect to the Investment Manager, $1,000,000); or the attachment of any material portion of the property of the Borrower or the Investment Manager which has not been released or provided for to the reasonable satisfaction of the Facility Agent within 30 days after the making thereof;

(p) the Borrower shall fail to qualify as a bankruptcy-remote entity based upon customary criteria such that Dechert LLP or any other reputable counsel could no longer render a substantive nonconsolidation opinion with respect to the Borrower;

(q) failure to pay, on the Facility Termination Date, all outstanding Obligations; or

(r) during the Revolving Period, the Minimum Equity Condition is not satisfied and such condition continues unremedied for two (2) consecutive Business Days.

ANNEX A

DUNLAP FUNDING LLC

201 Rouse Boulevard

Philadelphia, PA 19112

Attention: William Goebel, Chief Financial Officer

Telephone: (215) 220-4247

Facsimile: (215) 339-1931

Email: credit.notices@fsinvestments.com; FSICIII_Team@fsinvestments.com;

portfolio_finance@fsinvestments.com

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Collateral Agent and Collateral Custodian

Wells Fargo Bank, ~~N.A.~~National Association

9062 Old Annapolis Rd.

Columbia, Maryland 21045

Attn: CDO Trust Services—Dunlap Funding LLC

Fax: (410) 715-3748

Phone: (410) 884-2000

DEUTSCHE BANK AG, NEW YORK BRANCH,

as Facility Agent

~~60 Wall Street~~One Columbus Circle

New York, New York ~~10005~~10019

Attention: Asset Finance Department

Email: Amit.Patel@db.com, James.Kwak@db.com

DEUTSCHE BANK AG, NEW YORK BRANCH,

as an Agent and as a Committed Lender

~~60 Wall Street~~One Columbus Circle

New York, New York ~~10005~~10019

Attention: Asset Finance Department

Email: Amit.Patel@db.com, James.Kwak@db.com

A-1